================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ------------------

         Date of report (Date of earliest event reported): July 27, 2004

                                 WORKSTREAM INC.
               (Exact Name of Registrant as Specified in Charter)

            CANADA                        001-15503                 N/A
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
      Incorporation)                                         Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA                K2K-3G1
     (Address of Principal Executive Offices)                   (Zip Code)

                                 (613) 270 0619
              (Registrant's Telephone Number, Including Area Code)

================================================================================

Item 2.01 Completion of Acquisition or Disposition of Assets

      On July 27, 2004, Workstream Inc. (the "Company") completed the acquisition of Bravanta, Inc. ("Bravanta") via the merger of Workstream Acquisition IV, Inc., a wholly-owned subsidiary of the Company ("Merger Sub"),into Bravanta, pursuant to an Agreement and Plan of Merger dated June 29, 2004,among the Company, Merger Sub and Bravanta (the "Merger Agreement"). Immediately following the consummation of the Merger, Bravanta became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, all of the issued and outstanding shares of capital stock of Bravanta were cancelled and extinguished and the issued and outstanding shares of Preferred Stock were converted into the right to receive a total 2,672,064 common shares of Workstream and cash consideration in an amount equal to $2,051,120. 2,027,125 of those shares were issued to the Bravanta shareholders at closing and 400,000 shares are currently held in escrow. In addition, 244,939 of the shares are to be issued to the Bravanta management prior to a registration statement being filed by the Company. As a result of the merger,the Company acquired all the assets of Bravanta, including Bravanta's Enterprise Incentive and Recognition
(EIR) programs and all plant, equipment and other physical property that Bravanta used in its business. The Company intends to use the plant, equipment and other physical property of Bravanta consistent with its long-term business objectives.

      The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on August 11, 2004 (the "Current Report") describing the Company's acquisition of all the outstanding capital stock of Bravanta. In accordance with the then current instructions to paragraphs (a)(4) and (b)(2) of
Item 7 of Form 8-K, the Current Report omitted the financial statements and pro forma financial information required by those paragraphs.

      Accordingly, the Company hereby amends the Current Report to include the omitted information as follows:

ITEM 9.01 Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired

            The balance sheets of Bravanta as at June 30, 2004, as at December 31, 2003 and 2002 and the related statements of operations, stockholders' equity and cash flows for the period ended June 30, 2004 and 2003 and for the years ended are December 31, 2003 and 2002 set forth herein beginning on page 5.

      (b) Pro Forma Financial Information

            Unaudited proforma balance sheet of the Company as of May 31, 2004, and unaudited pro forma statement of operations of the Company as of May 31, 2004 are set forth herein beginning on page 25.

                  The Company obtained an independent valuation to determine the purchase price allocation of Bravanta.

      (c) Exhibits

      23.1 Consent of Independent Accountants - PricewaterhouseCoopers LLP

August 6, 2004

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF
BRAVANTA, INC.

We have audited the accompanying balance sheets of Bravanta, Inc. as at December 31, 2003 and 2002 and the related statements of operations, mandatorily redeemable convertible preferred stock and shareholders' deficit and cash flows for each of the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations, mandatorily redeemable convertible preferred stock and shareholders' deficit and its cash flows for each of the years ended December 31, 2003 and 2002 in accordance with generally accepted accounting principles in the United States.

SIGNED.

PRICEWATERHOUSECOOPERS LLP
CHARTERED ACCOUNTANTS
OTTAWA, CANADA

BRAVANTA, INC.
Balance Sheets
--------------------------------------------------------------------------------
(In thousands of dollars)


                                                             JUNE 30,           DECEMBER 31,
                                                         ------------      -------------------

                                                                2004         2003         2002
                                                                   $            $            $
                                                         (unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                         34          331        5,124
Accounts receivable, net of allowance for
   doubtful accounts (note 3)                                  1,211          956        1,057
Inventories                                                       16           13           55
Prepaid expenses and other current assets                        217          359          113
                                                         -------------------------------------

Total current assets                                           1,478        1,659        6,349

Property and equipment (note 4)                                  114          196          590
Other assets                                                      28           35          206
                                                         -------------------------------------

Total assets                                                   1,620        1,890        7,145
                                                         -------------------------------------

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
   PREFERRED STOCK AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable                                                 516          623          606
Accrued liabilities                                            1,002        1,130          392
Deferred revenue                                                  97           76          233
Notes and loans payable (note 5)                                 816          840           88
Bridge loan (note 5)                                             325           --           --
Workstream loan (note 5)                                         400           --           --
Line of credit in default (note 6)                                --           --        2,000
Current portion of capital lease obligations
   (note 9)                                                       64          107          322
                                                         -------------------------------------

Total current liabilities                                      3,220        2,776        3,641

Capital lease obligations, less current portion
   (note 9)                                                       --           20          268
                                                         -------------------------------------

Total liabilities                                              3,220        2,796        3,909
                                                         =====================================

   The accompanying notes are an integral part of these financial statements.

BRAVANTA, INC.
Balance Sheets...continued
--------------------------------------------------------------------------------
(In thousands of dollars)

Mandatorily redeemable convertible Series C preferred stock
      Authorized shares - 17,281,638; issued and outstanding
      shares 11,412,500 at December 31, 2003 and 2002,
      respectively. (Liquidation value: $34,238 at December 31,
      2003 and 2002) (note 7)
                                                                           11,282            10,826             9,913
                                                                      ------------------------------------------------
SHAREHOLDERS' DEFICIT
Common stock, $0.0005 par value;
      Authorized shares - 27,000,000; issued and outstanding
      shares - 2,786,982 and 2,725,235 as of December 31, 2003
      and 2002, respectively (note 8)                                           1                 1                 1
Unearned stock-based compensation                                            (129)             (220)             (677)
Additional paid-in capital                                                 36,003            36,393            37,460
Accumulated deficit                                                       (48,757)          (47,906)          (43,461)
                                                                      ------------------------------------------------

Total shareholders' deficit                                               (12,882)          (11,732)           (6,677)
                                                                      ------------------------------------------------

Total liabilities, mandatorily redeemable convertible
      preferred stock and shareholders' deficit                             1,620             1,890             7,145
                                                                      ================================================

Commitments and contingencies (note 9)

   The accompanying notes are an integral part of these financial statements.

BRAVANTA, INC.
Statemens of Operations
--------------------------------------------------------------------------------
(In thousands of dollars)

                                       SIX MONTHS ENDED                  YEAR ENDED
                                            JUNE 30,                    DECEMBER 31,
                                    ------------------------      ----------------------

                                       2004            2003         2003          2002
                                          $               $            $             $
                                        (unaudited)
REVENUE

Services                                 60            109           155           677
Technology                              195            405           711           814
Awards                                3,423          2,871         6,338         4,383
                                    ----------------------------------------------------

Total revenues                        3,678          3,385         7,204         5,874

OPERATING EXPENSES
Cost of awards revenue                2,588          2,101         4,661         3,280
Sales and marketing                     272          1,399         2,007         4,356
Research and development                551            996         1,586         2,312
General and administration              847          1,529         3,163         3,857
                                    ----------------------------------------------------

Total operating expenses              4,258          6,025        11,417        13,805
                                    ----------------------------------------------------

Loss from operations                   (580)        (2,640)       (4,213)       (7,931)

OTHER INCOME (EXPENSE)
Interest income                          --             18            19            80
Interest expense                       (271)           (96)         (251)         (300)
                                    ----------------------------------------------------

                                       (271)           (78)         (232)         (220)
                                    ----------------------------------------------------

Net loss                               (851)        (2,718)       (4,445)       (8,151)
                                    ====================================================

   The accompanying notes are an integral part of these financial statements.

BRAVANTA, INC.
Statements of Mandatorily Redeemable Convertible Preferred Stock and Shareholders' Deficit
--------------------------------------------------------------------------------
(In thousands of dollars, except share data)

                                 Mandatorily Redeemable Convertible Preferred Stock
                               -----------------------------------------------------
                                  Series A           Series B             Series C

                               Shares  Amount     Shares  Amount       Shares  Amount
                                    #       $          #       $            #       $
                               ------------------------------------------------------
Balance at January 1, 2002      868,396   --   1,167,452       1           --      --
Exercise of stock options            --   --          --      --           --      --
Issuance of stock options to
      employees/consultants          --   --          --      --           --      --
Issuance of Series C
   redeemable convertible
   preferred stock at $1.00
   per share in February 2002
   (net of discount of $1,870
   from the issuance of
   warrants and net of
   issuance costs of $389)           --   --          --      --   11,412,500   9,153
Accrued dividends                    --   --          --      --           --     760
Fair value of warrants to
   purchase 3,169,792 shares
   of Series C redeemable
   convertible preferred
   stock issued to investors         --   --          --      --           --      --
Conversion of Series A
   convertible preferred
   stock to common stock upon
   issuance of Series C
   redeemable convertible
   preferred stock             (868,396)  --          --      --           --      --
Conversion of Series B
   convertible preferred
   stock to common stock upon
   issuance of Series C
   redeemable convertible
   preferred stock                   --   --  (1,167,452)     (1)          --      --
Net loss and comprehensive
   loss                              --   --          --      --           --      --



                                 Common stock        Unearned  Additional
                                                  stock-based     paid-in  Accumulated
                                 Shares  Amount  compensation     capital      deficit    Total
                                      #       $             $           $            $        $
                              -----------------------------------------------------------------
Balance at January 1, 2002      684,620      --            --   35,521         (35,310)     211
Exercise of stock options         4,840      --            --        1              --        1
Issuance of stock options to
      employees/consultants          --      --          (677)     828              --      151
Issuance of Series C
   redeemable convertible
   preferred stock at $1.00
   per share in February 2002
   (net of discount of $1,870
   from the issuance of
   warrants and net of
   issuance costs of $389)           --      --            --       --              --       --
Accrued dividends                    --      --            --     (760)             --     (760)
Fair value of warrants to
   purchase 3,169,792 shares
   of Series C redeemable
   convertible preferred
   stock issued to investors         --      --            --    1,870              --    1,870
Conversion of Series A
   convertible preferred
   stock to common stock upon
   issuance of Series C
   redeemable convertible
   preferred stock              868,356      --            --       --              --       --
Conversion of Series B
   convertible preferred
   stock to common stock upon
   issuance of Series C
   redeemable convertible
   preferred stock            1,167,415       1            --       --              --        1
Net loss and comprehensive
   loss                              --      --            --       --          (8,151)  (8,151)

   The accompanying notes are an integral part of these financial statements.

BRAVANTA, INC.
Statements of Mandatorily Redeemable Convertible Preferred Stock and Shareholders' Deficit
--------------------------------------------------------------------------------
(In thousands of dollars, except share data)

                                 Mandatorily Redeemable Convertible Preferred Stock
                               -----------------------------------------------------
                                  Series A           Series B             Series C

                               Shares  Amount     Shares  Amount       Shares  Amount
                                    #       $          #       $            #       $
                               ------------------------------------------------------
Balance at December 31, 2002         --   --          --      --   11,412,500   9,913

Exercise of stock options            --   --          --      --           --      --
Fair value of warrants issued
   in connection with
   accounts receivable
   financing agreement               --   --          --      --           --      --
Stock-based compensation             --   --          --      --           --      --
Net loss and comprehensive
   loss                              --   --          --      --           --      --
Balance at December 31, 2003         --   --          --      --   11,412,500  10,826
Accrued dividends on Series C        --   --          --      --           --     456
Fair value of warrants issued
   in connection with
   accounts receivable
   financing agreement               --   --          --      --           --      --
Stock-based compensation             --   --          --      --           --      --
Net loss and comprehensive
   loss                              --   --          --      --           --      --
Balance at June 30, 2004             --   --          --      --   11,412,500  11,282
   (unaudited)


                                  Common stock        Unearned  Additional
                                                   stock-based     paid-in  Accumulated
                                  Shares  Amount  compensation     capital      deficit    Total
                                       #       $             $           $            $        $
                               -----------------------------------------------------------------
Balance at December 31, 2002   2,725,231       1          (677)  37,460         (43,461)  (6,677)

Exercise of stock options         61,751      --            --       --              --       --
Fair value of warrants issued
   in connection with
   accounts receivable
   financing agreement                --      --            --      380              --      380
Stock-based compensation              --      --           457     (534)             --      (77)
Net loss and comprehensive
   loss                               --      --            --       --          (4,445)  (4,445)
Balance at December 31, 2003   2,786,982       1          (220)  36,393         (47,906) (11,732)
Accrued dividends on Series C         --      --            --     (456)             --     (456)
Fair value of warrants issued
   in connection with
   accounts receivable
   financing agreement                --      --            --      100              --      100
Stock-based compensation              --      --            91      (34)             --       57
Net loss and comprehensive
   loss                               --      --            --       --            (851)    (851)
Balance at June 30, 2004       2,786,982       1          (129)  36,003         (48,757) (12,882)
   (unaudited)

   The accompanying notes are an integral part of these financial statements.

BRAVANTA, INC.
Statements of Cash Flows
--------------------------------------------------------------------------------

(In thousand of dollars)

                                                          SIX MONTHS ENDED                Year ended
                                                               JUNE 30,                  December 31,

                                                        2004            2003          2003            2002
                                                           $               $             $               $
                                                        (unaudited)
Operating activities
Net loss                                                (851)        (2,718)        (4,445)         (8,151)
Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                         83            289            490             875
    Amortization of discount on note payable              --             --              1              90
Amortization of interest related to
    warrants issued                                      239             --             79              --
    Stock-based compensation                              56           (114)           (76)            151
    Changes in operating assets and liabilities:
         Accounts receivable, net                       (254)           359             97            (428)
         Inventories                                      (2)           (18)            41             (29)
         Prepaid expenses and other assets                10            182            229             342
         Accounts payable                               (109)          (200)            18             180
         Accrued liabilities                            (129)           (25)           738            (584)
         Deferred revenue                                 20           (124)          (156)           (247)
                                                        ---------------------------------------------------
Net cash used in operating activities                   (937)        (2,369)        (2,984)         (7,801)

Investing Activities
Purchases of property and equipment                       --            (30)           (30)           (393)
Disposition of assets, net                                --             --            (66)             --
                                                        ---------------------------------------------------
Net cash used in investing activities                     --            (30)           (96)           (393)
Financing Activities
Increase (decrease) in notes payable                     (24)           647            750             920
Payments on line of credit                                --         (2,000)        (2,000)             --
Borrowings on Bridge loan                                325             --             --              --
Borrowings on Workstream loan                            400             --             --              --
Principal payments on capital lease obligations          (61)          (351)          (463)           (379)
Borrowings under capital lease obligations                --             --             --             289
Proceeds from issuance of Series C redeemable
      convertible preferred stock                         --             --             --          11,023
Proceeds from issuance of common stock                    --             --             --               1
                                                        ---------------------------------------------------
Net cash provided by (used in) financing
    activities                                           640         (1,704)        (1,713)         11,854
                                                        ---------------------------------------------------
Net increase (decrease) in cash and
     cash equivalents                                   (297)        (4,103)        (4,793)          3,660
Cash and cash equivalents - Beginning of year            331          5,124          5,124           1,464
                                                        ---------------------------------------------------
Cash and cash equivalents - End of year                   34          1,021            331           5,124
                                                        ---------------------------------------------------
Supplemental disclosure of cash flow
    Information
Cash paid for interest                                    34             96            172             309
                                                        ===================================================

   The accompanying notes are an integral part of these financial statements.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

1     THE COMPANY

      Bravanta, Inc. (the "Company") was incorporated on January 14, 1999. By combining technology, expertise and tools, the Company offers Web-based, end-to-end enterprises incentive and recognition solutions. The Company has derived substantially all of its revenue from sales in North America.

2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      UNAUDITED INTERIM RESULTS

      The accompanying balance sheet as of June 30, 2004, the statements of operations, and cash flows for the six months ended June 30, 2004 and 2003 and the statement of mandatorily redeemable convertible preferred stock and shareholders' deficit for the six months ended June 30, 2004 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position and results of operations and cash flows as at and for the six months ended June 30, 2004 and 2003.

      The financial data and other information disclosed in these notes to the financial statements related to the six month periods are unaudited. The results for the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004 or for any other interim period or for any other future year.

      LIQUIDITY

      The Company has completed several rounds of private equity financing with its issuance of Series C redeemable convertible preferred stock resulting in $11,023 of net cash proceeds during 2002. However, the Company has sustained recurring losses from operations, operating cash flow deficiencies since inception and had an accumulated deficit of ($47,906) and ($48,757) at December 31, 2003 and June 30, 2004, respectively, all of which raise substantial doubt about its ability to continue as a going concern. Management expects operating losses and negative cash flows to continue for the foreseeable future and anticipates that accumulated losses will increase from current levels due to additional costs and expenses related to product development, marketing and other promotional activities, expansion of product offerings and the development of relationships with other businesses. Management's plans with regard to these matters include increasing revenues and reducing expenses as well as seeking additional financing. Although management continues to pursue these plans, there is no assurance that the Company will be successful in increasing revenues or obtaining additional financing on terms acceptable to the Company. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do no include any adjustments that might result from the outcome of this uncertainty.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      The Company considers highly liquid investments purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents are recorded at cost, which approximates fair value.

      INVENTORIES

      Inventories, which consist of retail goods and gift certificates, are recorded at the lower of cost or market.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Amortization expense related to assets capitalized under capital leases is computed on the straight-line basis using the shorter of the related lease term or the life of the asset.

      IMPAIRMENT OF LONG-LIVED ASSETS

      In accordance with Statement of Financial Accounting Standards ("FAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company identifies and records impairment losses, as circumstances dictate, on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

      FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

      The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, notes payable and capital leases approximates fair value due to their short-term nature.

      Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company maintains its cash in one domestic financial institution with a high credit standing. The Company conducts business primarily with corporate customers and performs ongoing credit evaluations of its customers and does not require collateral. Corporate customers are generally allowed 30-day payment terms. The Company provides reserves for potential credit losses, and such losses have been within management's expectations.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

      For the year ended December 31, 2003, three major customers represented 35%, 26% and 22% of total revenues. For the year ended December 31, 2002, three major customers represented 33%, 26% and 14% of total revenues.

      At December 31, 2003, three major customers represented 28%, 26% and 21% of accounts receivable. At December 31, 2002, three major customers represented 36%, 31% and 16% of accounts receivable.

      REVENUE RECOGNITION

      The Company's revenues are derived from the sale of enterprise incentive and recognition programs and awards to customers. Generally, revenue is recognized when persuasive evidence on an arrangement exists, the products and services have been delivered, the fee is fixed and determinable and collection is reasonably assured.

      Service revenue, which primarily consists of consulting services, is generated from the sale of enterprise incentive and recognition programs to customers.

      Technology revenues are generated from hosting websites, which are used by the employees of our customers to redeem points received under their company's enterprise incentive and recognition program for awards.

      Service revenue and technology revenues are typically recognized ratably over the expected life of the underlying customer relationship.

      Award revenues are generated from the sale of products under our customer's enterprise incentive and recognition programs. Awards revenue is recognized as the related award is sold and shipped, title has transferred to the customer and collection is reasonably assumed.

      Customer advances in excess of revenue earned and recognized are recorded as deferred revenue.

      COST OF REVENUE

      Cost of revenue consists of vendor product costs, freight, wrapping and shipping charged related to awards revenue.

      RESEARCH AND DEVELOPMENT COSTS

      Research and development costs include costs of developing new products and processes, as well as design and engineering costs. Such costs are charged to expense as incurred in accordance with FAS No. 2, Accounting for Research and Development Costs.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

      INCOME TAXES

      The Company accounts for income taxes under the liability method, wherein deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the net amounts expected to be realized.

      EMPLOYEE STOCK-BASED COMPENSATION

      The Company accounts for stock-based awards to employees under the intrinsic value method in accordance with Account Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB25") and related interpretations, and discloses the general and pro forma financial information required by FAS 123 and FAS 148.

      In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure ("FAS 148"). FAS 148 amends FAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair-value method of accounting for employee stock-based compensation. In addition, FAS 148 amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reporting results. FAS 148 is effective for fiscal years beginning after December 15, 2002, with the disclosure provisions being effective for financial reports issued subsequent to December 15, 2002.

      The effect of applying the fair-value method to the Company's stock-based awards to employees would have had the following impact on net loss for the following periods:

                                                           SIX MONTHS ENDED JUNE 30,         YEAR ENDED DECEMBER 31,
                                                      ---------------------------------    -------------------------
                                                              2004               2003          2003          2002
                                                                 $                  $             $             $
                                                       (UNAUDITED)       (UNAUDITED)
      Net loss - as reported                                  (851)            (2,718)       (4,445)       (8,151)
      Stock-based compensation expense included
            in reported net loss, net of
            related income taxes                                57               (110)          (77)          151
      Less: Total stock-based compensation
            expense determined under fair value
            based method for all awards, net of
            related income taxes                               (65)               (20)          (86)         (262)
                                                      --------------------------------------------------------------

      Pro forma net loss                                      (859)            (2,848)       (4,608)       (8,262)
                                                      ==============================================================

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

      The fair value of each option is estimated at the date of grant using the minimum value method with the following assumptions for grants during 2003 and 2002:

                                    SIX MONTHS
                                         ENDED      YEAR ENDED      YEAR ENDED
                                      JUNE 30,     DECEMBER 31,    DECEMBER 31,
                                          2003            2003            2002

      Expected life (years)                 5              5                5
      Risk-free rate                      3.0%           3.0%            4.15%
      Dividend yield                      0.0%           0.0%            0.0%

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

      Option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The pro forma impact of options on the net loss for interim periods and for the years ended December 31, 2003 and 2002, is not representative of the effect of net loss for future years, as future years will include the effects of additional years of stock option grants.

      NON-EMPLOYEE STOCK-BASED COMPENSATION

      The Company accounts for stock options and warrants granted to non-employees in accordance with provisions of FAS 123 and Emerging Task Force Issued No. 96-18, Accounting for Equity Investments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Good or Services, and related interpretations. Stock-based compensation to non-employees is based on the fair value of the option or warrant estimated using the Black Scholes model on the date of grant and is amortized to expense using the straight-line method over the period of service.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

3     ACCOUNTS RECEIVABLE, NET

                                                         SIX MONTHS
                                                              ENDED           YEAR ENDED      YEAR ENDED
                                                           JUNE 30,         DECEMBER 31,     DECEMBER 31,
                                                              2004                 2003            2002
                                                                  $                   $              $
                                                        (UNAUDITED)

      Accounts receivable                                     1,216                  961          1,116
      Less: Allowance for doubtful accounts                      (5)                  (5)           (59)
                                                       -------------------------------------------------
      ACCOUNTS RECEIVABLE, NET                                1,211                  956          1,057
                                                       =================================================

4     PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                                             SIX MONTHS
                                                                  ENDED        YEAR ENDED      YEAR ENDED
                                                               JUNE 30,       DECEMBER 31     DECEMBER 31
                                                                   2004              2003            2002
                                                                      $                 $               $
                                                            (UNAUDITED)

      Computer and equipment                                     1,941              1,941           1,962
      Furniture and fixtures                                       135                135             135
      Computer software                                            520                520             520
      Leasehold improvements                                        14                 14             476
                                                       --------------------------------------------------
                                                                 2,610              2,610           3,093

      Accumulated depreciation and amortization                 (2,496)            (2,414)         (2,503)
                                                       --------------------------------------------------
                                                                   114                196             590
                                                       ==================================================

      Property and equipment includes $1,438 and $1,401 of equipment under capital leases at December 31, 2003 and 2002 respectively. Accumulated depreciation related to such assets was $1,121 and $1,284 at December 31, 2003 and 2002, respectively. Depreciation and amortization expense for the years ended December 31, 2002 and 2003 and the six months ended June 30, 2003 (unaudited) and 2004 (unaudited) was $875, $490, $289 and $83, respectively.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

5     NOTES AND LOANS PAYABLE

      In December 1999, the Company issued a note payable bearing interest at 12% per annum and maturing January 2003, to a financial institution in exchange for $2,500 in cash. As collateral, the financial institution retained a security interest in substantially all of the Company's assets. In connection with the issuance of the note, warrants were issued to purchase the Company's Series B convertible preferred stock ("Series B") as discussed in note 8. The remaining principal balance of the note payable at December 31, 2003 and 2002 was $nil and $88 respectively.

      In September 2003, the Company negotiated a $1,200 facility through a new bank. The facility consists of a $1,000 accounts receivable financing arrangement (secured) to support short-term working capital requirements, and a $200 term loan (secured) to finance the immediate cash needs of the Company. The rate of interest on the facility and term loan is $1 per month plus 1% per month. The accounts receivable financing arrangement has a maturity date of October 15, 2004 and the term loan facility has a maturity date of May 1, 2004. As of December 31, 2003, the Company had drawn down the $200 term loan and had a balance of $640 on the accounts receivable financing agreement. The term loan was repaid as at June 30, 2004.

      In April 2004, the Company issued $325 in convertible unsecured promissory notes ("Bridge loan"). The convertible promissory notes bear interest at 10% per annum and are payable on the earlier of October 1, 2004 or upon the liquidation, dissolution or winding up of the Company. The convertible promissory notes are convertible based on a formula into the capital stock of the Company issued in the next equity financing or into Series C or Series D preferred stock in the event of a liquidation event.

      In June 2004, the Company received $400 from Workstream, Inc. in exchange for a secured promissory note bearing interest at a rate of 10% per annum ("Workstream loan"). The promissory note including all accrued interest is repayable on July 30, 2004 unless the plan of merger between the Company and Workstream, Inc. has been completed on or before July 30, 2004. Substantially all of the assets of the Company subject to the prior perfected liens in the assets of the Company held by Alliance Financial Capital, Inc. and Comdisco, Inc. have been provided as collateral for the promissory note.

6     CREDIT FACILITY

      In May 2002, the Company secured a $2,400 credit facility through its existing bank. The credit facility consists of a $2,000 open revolving line of credit to support short-term working capital requirements, and a $400 term loan to finance the purchase of new equipment and refinance existing equipment. The rate of interest on the revolving line of credit and term loan is prime, as published by the bank. The revolving line of credit had a maturity date of May 30, 2003, and the term loan facility had a maturity date of May 30, 2005. As of December 31, 2002, the Company had drawn down the $2,000 open revolving line of credit. Subsequent to fiscal year-end 2002, the Company went into default with respect to certain covenants in the line of credit agreement as discussed in note 11. As such, the outstanding balance of $2,000 was classified in current liabilities in the accompanying balance sheet at December 31, 2002. As of December 31, 2003, the line of credit and term note were paid in full.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

7     MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

      Issuance of Series C Preferred Stock

      In February 2002, the Company issued 11,412,500 shares of the Company's Series C redeemable convertible preferred stock ("Series C") for $11,023 (net of issuance costs of $389). Pursuant to the issuance of Series C, the Series A and B redeemable convertible preferred stock, aggregating 2,035,811 shares outstanding prior to the issuance of the Series C, were converted into shares of common stock on a one-for-one basis at the election of the holders.

      The holders of Series C preferred stock have the following rights and privileges:

      Conversion

      Each share of Series C is convertible into one share of common stock at the option of the holder, subject to certain antidilution adjustments as provided in the Company's articles of incorporation. Each share of preferred stock will automatically be converted into shares of common stock, based on the then-effective conversion rate, at any time upon the affirmative vote of the holders of a majority of the outstanding shares of Series C, or immediately upon the closing of a firmly underwritten public offering as defined in the Company's articles of incorporation.

      Dividends

      The holders of shares of Series C, in preference to the holders of common stock, are entitled to received dividends at the rate of $0.08 per annum on each outstanding share of Series C (as adjusted for any stock dividends, combinations or splits with respect to such shares). Accrued dividends were $11,282, $10,826 and $9,913 as at June 30, 2004, December 31, 2003 and December 31, 2002 respectively.

      Liquidation preference

      In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series C are entitled to receive, prior and in preference to any distribution of the assets of the Company to the holders of common stock, by reason of their ownership, and amount equal to the sum of $3.00 for each share of Series C plus any declared but unpaid dividends with respect to such shares. The remaining assets, if any, are to be distributed ratably to the holders of common stock and Series C on an as-if-converted-to-common-stock basis. If, upon the occurrence of a liquidation event, the assets and funds distributed among the holders of the preferred stock are insufficient to permit the payment to holders of the full preferential amount, then all assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of preferred stock in proportion to the amount of such stock owned by each such holder.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)


      Voting

      The holders of Series C are entitled to the number of votes equal to the number of shares of common stock into which each share of Series C could be converted.

      Redemption

      Holders of a majority of the Series C may elect, at any time after January 31, 2007, to require the Company to redeem the Series C at the original purchase price per share plus all accrued but unpaid dividends.

      Antidilution provisions

      The conversion price of the Company's preferred stock is subject to adjustment to prevent dilution in the event that the Company issues additional shares of preferred stock, common stock or common stock equivalents at a purchase price less than the then-effective conversion price, provided, however, that without triggering antidilution adjustments, the Company may issue to directors, officers, employees or consultants shares of common stock that are reserved for issuance under the Company's stock option plan or in connection with financing or other transactions that involve consideration and that are approved by the Board of Directors.

      In connection with the Series C financing in February 2002, the Company issued to investors warrants to purchase up to an additional 3,169,792 shares of Series C for $1.00 per share. Of the total warrants issued, 2,282,500 expired in December 2003, and the remaining 887,292 expire in February 2007. The Company estimated the fair value of the warrants using the Black-Scholes valuation model with the following weighted-average assumptions: a risk-free interest rate of 5.00%; no dividend yield; a volatility factor of 1.0; and the contractual lives of the warrants. The relative fair value of the warrants of $1,870 was recorded as a discount on Series C upon issuance. As of December 31, 2003, 887,292 warrants remain outstanding.

8     COMMON STOCK

      In January 1999, pursuant to a stock purchase agreement, the Company issued 600,000 shares of common stock to founders at a price of $0.005 per share. These shares are subject to repurchase rights, which expire ratably over the 48 months following July 1, 1998. At December 31, 2003, no shares were subject to repurchase.

      STOCK SPLIT

      On December 21, 2001, the Board of Directors approved a ten-for-one reverse stock split of issued and outstanding common stock and Series A and B convertible preferred stock effective February 26, 2002. The effect of this split has been retroactively reflected in these financial statements.

      WARRANTS

      In connection with convertible notes payable issued in March and June 1999, the Company issued warrants to purchase up to 24,515 shares of common stock for $9.30 per share. The warrants expired on July 31, 2003. The fair value of these warrants at the issuance date was deemed to be insignificant by the Company and, therefore, no value was recorded.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

      In connection with two 1999 equipment financing facilities, the Company issued warrants to the financing institutions to purchase up to 6,451 shares of Series A at $9.30 per share. The fair value of the warrants at the time of issuance was $48 which is being amortized into interest expense over the life of the borrowings under the financing facilities. Upon closing of Series C, each outstanding warrant of Series A was converted to one common stock warrant.

      In connection with the issuance of the note payable in December 1999, the Company issued warrants to the debt holders to purchase up to 21,087 shares of the Company's Series B at $17.80 per share. The warrants were valued at the time of issuance by management at $302, and the resulting discount was recorded against the note and is being amortized to interest expense over the term of the note. Upon closing of Series C, each outstanding warrant of Series B was converted to one common stock warrant.

      In connection with a 2000 equipment financing facility, the Company issued warrants to the financing institution to purchase up to 3,240 shares of the Company's Series B at $23.15 per share. The fair value of the warrant at the time of issuance of $60 is being amortized into interest expense over the life of the borrowing under the agreements. Upon closing of Series C, each outstanding warrant of Series B was converted to one common stock warrant.

      In connection with a January 2002 revenue partner agreement, the Company issued warrants to the revenue partner to purchase up to 3,810 shares of the Company's common stock at $2.50 per share. The fair value of these warrants at the issuance date was deemed to be insignificant by the Company, and therefore no value was recorded.

      The fair value for the above warrant issuances was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumption: a risk-free interest rate of 4.15%; no dividend yield; a volatility factor of 0.7; and a 10-year expected life, which is the contractual life of the warrants.

      In connection with the accounts receivable financing agreement in September 2003, the Company granted to the bank the right to purchase warrants up to the greater of 350,000 shares of Series C preferred stock or 1.5% of the fully diluted shares outstanding. In November 2003, in connection with the credit facility, the Company granted to the bank the right to purchase warrants up to the greater of 118,417 shares of Series C preferred stock or 0.5% of the fully diluted shares outstanding. In February 2004, in connection with an amendment to the credit facility, the Company granted to the bank the right to purchase warrants of Series C preferred stock up to the greater of 58,334 shares or 0.25% of the fully diluted shares outstanding. In March 2004, in connection with an amendment to the credit facility, the Company granted to the bank the right to purchase warrants of Series C preferred stock up to the greater of 58,480 shares or 0.25% of the fully diluted shares outstanding. The per share price of the warrants is based on either the completion of a qualifying offering or a liquidity event, by July 1, 2004.

      The fair value of the warrants issued in connection with the accounts receivable financing agreement was estimated at the date of grant using the Black-Scholes model with the following assumptions: risk-free interest rate of 4.0%; no dividend yield; a volatility factor of 1.0; and a weighted average expected life of 6 years. The fair value of the warrants has been recorded as debt issuance costs and will be amortized over the term of the accounts receivable financing agreement.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

      1999 STOCK PLAN

      Under the Company's 1999 Stock Plan (the "Plan"), up to 4,904,872 shares of the Company's common stock have been reserved for issuance. The Plan provides for incentive stock options, as defined by the Internal Revenue Code, to be granted to employees, at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors, unless the optionee is a 10% shareholder, in which case the option price will not be less than 110% of such fair market value. The Plan also provides for nonqualified stock options to be issued to non-employee directors and consultants at an exercise price of not less than 85% of the fair value at the grant date.

      Option vesting schedules are determined by the Board of Directors at the time of issuance. Stock options generally vest 25% at the end of the first anniversary date and ratably each month thereafter, up to a maximum of four years, and expire ten years from the date of grant.

      The following table summarizes the activity under the Plan for the six months ended June 30, 2004 and the years ended December 31, 2003 and 2002:

                                                                    OPTIONS OUTSTANDING
                                                             --------------------------------
                                                OPTIONS                    WEIGHTED-AVERAGE
                                          AVAILABLE FOR      NUMBER OF        EXERCISE PRICE
                                                  GRANT         SHARES                     $
                                         ----------------------------------------------------
BALANCE AT DECEMBER 31, 2001                    130,512         593,985                2.19
      Additional shares authorized            4,025,518              --                  --
      Granted                                (4,354,658)      4,354,658                0.15
      Exercised                                      --          (4,840)               0.15
      Cancelled                               2,371,428      (2,371,428)               0.45
                                         ----------------------------------------------------

BALANCE AT DECEMBER 31, 2002                  2,172,800       2,572,375                0.35
      Granted                                (2,389,134)      2,389,134                0.15
      Exercised                                      --         (61,751)               0.15
      Cancelled                               1,884,004      (1,884,004)               0.31
                                         ----------------------------------------------------

BALANCE AT DECEMBER 31, 2003 (unaudited)      1,667,670       3,015,754               $0.22
      Cancelled                                 183,000        (183,000)               0.27
                                         ----------------------------------------------------

BALANCE AT JUNE 30, 2004 (unaudited)          1,850,670       2,832,754               $0.21
                                         ====================================================

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

      The following table summarizes information about stock options at December 31, 2002:

                                OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                          ------------------------------        ----------------------------------
RANGES OF EXERCISE                      WEIGHTED-AVERAGE                          WEIGHTED-AVERAGE
            PRICES        NUMBER OF            REMAINING        NUMBER OF           EXERCISE PRICE
                 $           SHARES     CONTRACTUAL LIFE           SHARES                        $
              0.15        2,333,560            9.3 years               --                       --
         1.00-1.25           42,465            7.2 years           34,360                     1.10
              2.50          196,350            8.3 years           85,231                     2.50
--------------------------------------------------------------------------------------------------

         0.15-2.50        2,572,375            9.2 years          119,591                     2.10
--------------------------------------------------------------------------------------------------

      The following table summarizes information about stock options at December
31, 2003:

                                OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                          ------------------------------        ----------------------------------
RANGES OF EXERCISE                      WEIGHTED-AVERAGE                          WEIGHTED-AVERAGE
            PRICES        NUMBER OF            REMAINING        NUMBER OF           EXERCISE PRICE
                 $           SHARES     CONTRACTUAL LIFE           SHARES                        $
              0.15        2,911,004            9.2 years          329,082                     0.15
       1.00 - 1.25           37,500            6.2 years           34,683                     1.08
              2.50           67,250            7.3 years           46,152                     2.50
--------------------------------------------------------------------------------------------------

       0.15 - 2.50        3,015,754            9.1 years          409,917                     0.49
--------------------------------------------------------------------------------------------------

The weighted-average fair value of options granted was $0.09 and $0.38 for the years ended December 31, 2003 and 2002, respectively.

OPTIONS ISSUED TO CONSULTANTS

The Company recorded $9 in compensation expense related to options to consultants to purchase 149,553 shares of common stock at an exercise price of $0.15 per share for the year ended December 31, 2002 . All of these options are fully vested.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

      Share reserved for future issuance

      As of December 31, 2003, shares of common stock reserved for future issuance were as follows:

Stock options outstanding                                              3,015,754
Stock options available for grant                                      1,667,670
Conversion of Series C redeemable convertible preferred stock         11,412,500
Exercise and conversion of preferred and common stock warrants           978,158
                                                                      ----------

Total shares reserved for future issuance                             17,074,082
                                                                      ----------

9     CAPITAL LEASE OBLIGATIONS, COMMITMENTS AND CONTINGENCIES

      Under its credit facility with a bank, the Company has entered into non-cancellable capital lease obligations for furniture and equipment (note 6). At December 31, 2003, gross assets recorded under capital leases totalled $1,438 and accumulated amortization totalled $1,121.

      The schedule of minimum future rental payments under non-cancellable capital and operating leases having initial terms in excess of one year at December 31, 2003, is as follows:

                                                     CAPITAL    OPERATING
                                                      LEASES       LEASES


Year ending December 31,
    2004                                                 110          126
    2005                                                  20           --
                                                         ----------------

                                                         130          126
                                                                      ===
Less amounts representing interest                         3
                                                         ---

Present value of minimum lease payments                  127
Less current portion of minimum lease payments           107
                                                         ---

                                                          20
                                                         ---

Rent expense under operating lease arrangements for the years ended December 31, 2003 and 2002, totalled approximately $229 and $534, respectively.

The company may be involved from time to time in various legal proceedings arising from the normal course of business activities. In management's opinion, resolution of these matters is not expected to have a material adverse impact on the Company's results of operations or its financial position. However, depending on the amount and timing, an unfavourable resolution of a matter could materially affect the Company's business, financial condition and results of operations.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

10    INCOME TAXES

      There is no provision for federal or state income taxes, as the Company has incurred operating losses since inception.

      As of December 31, 2003 and 2002, the company had deferred tax assets of approximately $18,100 and $16,400, respectively, primarily related to net operating loss carryforwards. Realization of the deferred tax assets is dependent upon future earnings and the timing and amount of such earnings, if any, are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The increase in the valuation allowance for the years ended December 31, 2003 and 2002, was $1,700 and $2,700 respectively.

      As of December 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of approximately $45,900, which expire between 2019 and 2023. The Company had net operating carryforwards for state income tax purposes of approximately $34,100, which expire between 2008 and 2023.

      Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

11    SUBSEQUENT EVENTS

      In April 2003, the Company went into default on its line of credit (note
      6). Consequently, the balance on the line of credit became callable by the bank immediately. The bank called $1,000 of the outstanding borrowings in May 2003, and the Company paid that amount. In June 2003, the Company paid the remaining $1,000.

      In May 2003, the Company received a notification of eviction from its then current office space for not paying rent. The Company negotiated with the landlord to terminate the lease agreement for $900. In September 2003, the Company made the first payment of $50 to the landlord and recorded an accrued liability of $850. In June 2004 and July 2004, as part of its acquisition of the Company, Workstream, Inc. paid $250 and $600, respectively, to satisfy the obligation to the landlord.

      In July 2004, the Company was acquired by Workstream Inc. ("Workstream"), a provider of hosted enterprise workfare management software. Under the terms of the transaction, Workstream acquired Bravanta, Inc. in exchange for 2,270,000 shares in Workstream common stock with an additional 400,000 shares in common stock to be held in escrow and released upon certain income goals and representations being met.

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      On July 27, 2004, Workstream Inc. (the "Company") completed the acquisition of Bravanta, Inc. ("Bravanta") via the merger of Workstream Acquisition IV, Inc., a wholly-owned subsidiary of the Company ("Merger Sub"),into Bravanta, pursuant to an Agreement and Plan of Merger dated June 29, 2004,among the Company, Merger Sub and Bravanta (the "Merger Agreement"). Immediately following the consummation of the Merger, Bravanta became a wholly-owned subsidiary of the Company.

      The unaudited pro forma statement of operations represents the combined results of Workstream Inc. and Bravanta Inc. for the year ending May 31, 2004, with certain adjustments that would have affected the combined companies had the merger taken place at June 1, 2003.

      The unaudited pro forma condensed combined consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Workstream Inc. that would have been reported had the acquisition been consummated as of the dates presented, and should not be taken as representative of future operating results or financial position of Workstream Inc. The pro forma adjustments are based upon available information and assumptions that Workstream Inc. management believes are reasonable under the circumstances.

      The unaudited pro forma condensed combined consolidated financial statements have been prepared based on the estimated fair value of the assets acquired from Bravanta as determined by Workstream Management. The impact of ongoing integration activities and adjustments to fair value of acquired net tangible and intangible assets of Bravanta could cause material differences in the information presented.

      Unaudited Pro forma financial information as of May 31, 2004 and for the year then ended is as follows:

BRAVANTA, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

(In thousands of dollars, except share data)

                                 Workstream Inc.
                 Unaudited Proforma Consolidated Balance Sheets
                         For the year Ended May 31, 2004
                     (United States dollars - In Thousands)

                                                                                                      Proforma         Proforma
                                                                     Workstream Inc.   Bravanta     Adjustments(1)     Combined
                                                                     ----------------------------------------------------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                           $  4,338        $     34        $ (2,051)(2)    $  2,321
   Restricted cash                                                        2,760           2,760
   Short-term investments                                                   301
                                                                                                                            301
  Accounts receivable, net of allowance for doubtful
   accounts of $21,509  (May 31, 2003 - $55,828)                          1,380           1,211           2,591
  Prepaid expenses                                                          606             217            (163)(3)         660
  Other assets                                                               147             16                             163
                                                                       --------------------------------------------------------
                                                                          9,532           1,478          (2,214)          8,796
CAPITAL ASSETS                                                            1,429             114                           1,543
OTHER ASSETS                                                                 79              28                             107
DEFERRED TAX ASSET                                                           --              --             861(4)          861
ACQUIRED INTANGIBLE ASSETS                                                9,243                           2,152(5)       11,395
GOODWILL                                                                 28,599                           7,791(6)       36,390
                                                                       --------------------------------------------------------
                                                                       $ 48,882        $  1,620        $  8,590        $ 59,092
                                                                       ========================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                    $  1,332        $    516                        $  1,848
   Accrued liabilities                                                    2,969           1,002             155(7)        4,126
   Line of credit                                                         1,972                                           1,972
   Accrued compensation                                                   1,242                             150(8)        1,392
   Current portion of capital lease obligations                              54              64                             118
   Current portion of leasehold inducements                                  50                                              50
   Current portion of note payable                                            0             816            (816)(9)          --
   Current portion of long-term obligations                                  29                                              29
   Current portion of related party obligations                             170             325                             495
   Workstream loan                                                           --             400            (400)(10)         --
   Deferred revenue                                                       2,066              97             (68)(11)      2,095
                                                                       --------------------------------------------------------
                                                                          9,884           3,220            (979)         12,125
DEFERRED INCOME TAX LIABILITY                                               839                             861(12)       1,700
CAPITAL LEASE OBLIGATIONS                                                    32                                              32
LEASEHOLD INDUCEMENTS                                                       185                                             185
LONG-TERM OBLIGATIONS                                                        56                                              56
RELATED PARTY OBLIGATIONS                                                   147                                             147
                                                                       --------------------------------------------------------
                                                                         11,143           3,220            (118)         14,245

                                                                                                      Proforma         Proforma
                                                                     Workstream Inc.   Bravanta     Adjustments(1)     Combined
                                                                     ----------------------------------------------------------
COMMITMENTS AND CONTINGENCIES

Mandatorily redeemable convertible Series C preferred stock
   Authorized shares - 17,281,638; issued and outstanding shares 11,412,500 at December 31, 2003 and 2002, respectively. (Liquidation value: $34,238 at December 31,
   2003 and 2002)

                                                                             --          11,282         (11,282)(13)        --
                                                                       --------------------------------------------------------

SHAREHOLDERS' EQUITY
CAPITAL STOCK
   Issued and outstanding, no par value - 33,574,883
        common shares (May 31, 2003 - 19,951,570)                        72,705               1           7,107(14)      79,813
   Unearned stock-based compensation                                         --            (129)            129(13)          --
   Additional paid-in capital                                             3,605          36,003         (36,003)(13)      3,605
   Accumulated other comprehensive loss                                  (1,072)                                         (1,072)
   Accumulated deficit                                                  (37,499)        (48,757)         48,757(15)     (37,499)
                                                                       --------------------------------------------------------
                                                                         37,739         (12,882)         19,990          44,847
                                                                       --------------------------------------------------------
                                                                       $ 48,882        $  1,620        $  8,590        $ 59,092
                                                                       ========================================================

PROFORMA EXPLANATORY FOOTNOTES:

      (1) Assumptions for adjustments are based on purchase price allocation and valuation of intangibles determined by independent valuator.
      (2) Adjustments to cash represent the cash payment of the purchase price.
      (3) Adjustments to prepaids represent elimination of amounts attached to warrants which were cancelled.
      (4) Adjustments to deferred tax asset represents the recording of a tax asset as a result of pre-acquisition Net Operating Losses.
      (5) Adjustments to acquired intangible assets represent the valuation of acquired technology of $670, trademarks $645, and customer lists $837.
      (6) Adjustments to goodwill represents the purchase price and acquisition costs in excess of acquired net assets.
      (7) Adjustments to accrued liabilities represents accrual amounts for closing costs related to the acquisition.
      (8) Adjustments to accrued compensation represent accrual amounts for severance payments.
      (9) Adjustments to note payable represents the paydown of the note with funds provided as part of the purchase price.
      (10) Adjustments to Workstream loan represents the elimination of cash payments advanced to Bravanta prior to the acquisition and considered part of the purchase price.
      (11) Adjustments to deferred revenue reflect the elimination of balances for which there will not be additional cost incurred in accordance to GAAP.
      (12) The deferred income tax liability reflects the tax liability related to acquired intangibles using a 40% tax rate.
      (13) Adjustments to Series C preferred stock, Unearned stock-based compensation, Additional paid-in capital reflect the elimination of the previous capital structure for Bravanta.
      (14) Adjustments to Common shares represents the elimination of the previous capital structure and the issuance of common stock by Workstream for the purchase of Bravanta.
      (15) Adjustments to Accumulated deficit reflects the elimation of the balance prior to the acquisition.

                                 Workstream Inc.
                   Unaudited Pro Forma Statement of Operations
                         For the year Ended May 31, 2004
                     (United States dollars - In Thousands)

                                                                                     Proforma          Proforma
                                                 Workstream Inc.    Bravanta      Adjustments(1)       Combined
                                                  ---------------------------------------------------------------
Revenue                                           $     17,167    $      7,497                       $     24,664
Cost of Revenue                                          1,587           5,148                              6,735
                                                  ---------------------------------------------------------------
Gross Profit                                            15,580           2,349                             17,929

Research and development                                   453           1,141                              1,594
Selling and marketing                                    4,362             880                              5,242
General and admnistrative                               15,400           2,481    $        631(2)          18,512
                                                  ---------------------------------------------------------------
Total operating expenses                                20,215           4,502             631             25,348

                                                  ---------------------------------------------------------------
Loss from operations                                    (4,635)         (2,153)           (631)            (7,419)

Interest other income                                       12               1                                 13
Interest and other expense                              (2,647)           (426)                            (3,073)
                                                  ---------------------------------------------------------------
Loss before income tax                                  (7,270)         (2,578)           (631)           (10,479)
                                                  ---------------------------------------------------------------

Recovery of deferred income taxes                        1,789                                              1,789
Current income tax (expense) recovery                      (55)                                               (55)
                                                  ---------------------------------------------------------------
Net loss                                          $     (5,536)   $     (2,578)   $       (631)      $     (8,745)
                                                  ================================================================
WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING
DURING THE YEAR                                     25,036,056                       2,672,065         27,708,121
                                                  ============                    ===============================

BASIC AND DILUTED NET LOSS
PER COMMON SHARE                                  $      (0.22)                                      $      (0.32)
                                                  ============                                       =============

PROFORMA EXPLANATORY FOOTNOTES:

      (1) Assumptions for adjustments are based on purchase price allocation determined by independent valuator.
      (2) Adjustment for the amortization of intangible assets valued at $2.2 million. The amortization of these intangibles would have been $631 on a pro forma basis for the year ended May 31, 2004. The intangibles are comprised of customer base, trademarks, and acquired technology, which will be amortized over their useful life of 3, 5, and 3 years, respectively.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WORKSTREAM INC.

Dated: October 8, 2004                 By: /s/ Michael Mullarkey
                                           -------------------------------------
                                           Name:  Michael Mullarkey
                                           Title:    Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

23.1            Consent of Independent Accountants - PricewaterhouseCoopers LLP